UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 25, 2022

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 28, 2022, Faraday Future Intelligent Electric Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Senyun International Ltd., an affiliate of Daguan International Limited (“Senyun”) and FF Simplicity Ventures LLC (“FF Simplicity”), a Delaware limited liability company, as administrative agent and collateral agent, which amends that certain Securities Purchase Agreement, dated as of August 14, 2022 (as amended by that certain Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes, dated as of September 23, 2022, that certain Joinder and Amendment Agreement, dated as of September 25, 2022 (the “Joinder”), that certain Limited Consent and Third Amendment to Securities Purchase Agreement, dated as of October 24, 2022, and that certain Limited Consent, dated as of November 8, 2022) (the “Existing SPA” and, as further amended by the Letter Agreement, the “SPA”). Please refer to the Current Reports on Form 8-K that were filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on August 15, 2022, September 26, 2022, October 25, 2022 and November 8, 2022 for a description of the key terms of the Existing SPA, which is incorporated herein by reference.

Pursuant to the Letter Agreement, Senyun will pay to the Company the first $4,000,000 of its fourth funding tranche under the Existing SPA promptly upon the execution of the Letter Agreement. In addition to an amount of $60,000,000 already committed by Senyun as part of the Joinder, pursuant to the Letter Agreement, the Company shall issue and sell to Senyun, and Senyun commits to acquire from the Company, subject to the satisfaction of certain conditions (the “Financing Conditions,” described below), incremental notes in an aggregate principal amount of $30,000,000 (collectively, the “Additional New Notes” or “New Notes” for purposes of the Financing Documents, as defined in the SPA) on the following dates (each an “Additional Funding Date”): (i) $10,000,000 in principal amount of Additional New Notes no later than January 31, 2023; (ii) $10,000,000 in principal amount of Additional New Notes no later than February 28, 2023; and (iii) $10,000,000 in principal amount of Additional New Notes no later than March 15, 2023.

Subject to mutual agreement on further terms and conditions regarding the Additional New Notes, the obligation of Senyun to purchase the Additional New Notes on each Additional Funding Date shall be subject to the satisfaction or waiver of each of the following Financing Conditions: (a) delivery by the Company to Senyun of a warrant registered in the name of Senyun to purchase up to a number of shares of common stock equal to 33% of Senyun’s Conversion Shares (as defined in the SPA) on such Additional Funding Date, with an exercise price equal to $5.00, subject to adjustment set forth in such warrant, in the form attached as Exhibit D to the SPA, with such further adjustments to be agreed to by the parties; (b) delivery by the Company to Senyun of an Additional New Note in the principal amount applicable to such Additional Funding Date, which Additional New Note shall be on the same terms and conditions as the New Notes issued to Senyun prior to the date of the Letter Agreement, as amended by the terms of the Letter Agreement; (c) there be no default or event of default (as defined under the SPA), shall have occurred and is continuing or would occur as a result of such purchase; (d) the representations and warranties contained in the Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier) as of such Additional Funding Date, both before and after giving effect to the Additional New Note being issued on such Additional Funding Date; (e) payment by the Company of all legal fees and other transaction expenses Senyun incurred through such Additional Funding Date up to $500,000 in the aggregate, which at the Company’s option, can be paid by net funding the applicable Additional New Notes; (f) the Company has (i) either (A) obtained the prior written consent of FF Simplicity for the transactions contemplated by the Letter Agreement or (B) with the prior written consent of Senyun (such consent not to be unreasonably withheld, conditioned or delayed), agreed to issue unsecured notes (“Unsecured Notes”) to Senyun in lieu of Additional New Notes on substantially identical terms as the Additional New Notes other than such Unsecured Notes shall not have any security interest (and such Unsecured Notes shall also have such other adjustments required so that FF Simplicity’s consent under the SPA shall not be required in connection with the issuance thereof), and (ii) shall have used commercially reasonable efforts to obtain a waiver from each of FF Simplicity and RAAJJ Trading LLC of its right to amend its existing Note(s) as permitted under the SPA and any downward adjustment to the conversion price of the Note(s) as a result of the amendments contemplated by the Letter Agreement, provided that obtaining such waiver shall not be a condition to any Senyun funding; (g) the Company has obtained stockholder approval for, and filed a certificate of amendment to its second amended and restated certificate of incorporation, to increase the number of authorized shares of the Company’s common stock to have sufficient shares to satisfy the full conversion or exercise, as the case may be, of all New Notes, warrants and Tranche B Notes (as defined in the SPA) issuable pursuant to the Financing Documents; (h) a registration statement on Form S-1 registering the resale by Senyun of an aggregate of 161,500,000 shares of the Company’s common stock shall have been declared effective by the SEC and the Company has made all filings required to be filed pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 and the rules promulgated thereunder; (i) the Company has delivered to Senyun the most recent quarterly and annual financial statements (as described in the SPA), that either have been filed with the Commission or that are otherwise required to be filed with the SEC as of the applicable Additional Funding Date; provided, that the filing of such quarterly and annual financial statement with the SEC via EDGAR or otherwise making them publicly available on its website shall be deemed to be delivered to Senyun for purposes of this condition; and (j) delivery by the Company to Senyun amended and restated New Notes that provides that $10,000,000 in aggregate principal amount of New Notes issued prior to the Letter Agreement shall not be subject to transfer restrictions.

Subject to the Company obtaining a waiver described in item (j) of the Financing Conditions described above, the Company shall issue to Senyun such number of shares of common stock as is equal to the difference between (x) the actual number of Conversion Shares issued to Senyun on $19,000,000 in aggregate principal amount of New Notes previously converted by Senyun and (y) the number of Conversion Shares that would have been issued to Senyun as if the conversion price applicable to such New Notes were $0.8925. Such shares to be issued to Senyun shall take into account any beneficial ownership limitation applicable to Senyun and may be issued in multiple tranches to ensure compliance with such beneficial ownership limitation.

The above description of the Letter Agreement does not purport to be complete and is qualified in its entirety by the complete text of such agreement, a form of which is filed as Exhibit 10.1, and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

On December 25, 2022, Edwin Goh notified the Company of his resignation from the Company’s Board of Directors (the “Board”), effective as of December 26, 2022. Mr. Goh’s decision to resign was not the result of any disagreement between Mr. Goh and the Company.

As previously disclosed in the Company’s Current Report on Form 8-K filed on November 28, 2022, in connection with Carsten Breitfeld’s removal as Global Chief Executive Officer (“Global CEO”) of the Company on November 26, 2022, the Board had requested that Dr. Breitfeld tender his resignation as a director pursuant to the Company’s Corporate Governance Guidelines. On December 26, 2022, Dr. Breitfeld tendered his resignation as a director, which the Board accepted immediately. Dr. Breitfeld’s resignation was not the result of any disagreement between Dr. Breitfeld and the Company.

Director Appointments

On December 27, 2022, upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Xuefeng Chen, the Company’s Global CEO, to serve as a director, effective on December 27, 2022, and also appointed Ke Sun to serve as a director, effective on December 27, 2022. On the same date, the Board appointed Ms. Sun as a member of the Audit Committee and Compensation Committee of the Board. Ms. Sun is a designee of FF Top Holding LLC (“FF Top”) pursuant to the Shareholder Agreement entered into by the Company and FF Top, dated July 21, 2021.

Ms. Sun, age 47, served as the Chief Financial Officer of Yudo New Energy Auto Co., Ltd., an electric car original equipment manufacturer (“OEM”) in Fujian Province, China, from August 2020 to June 2022. From September 2017 to May 2019, Ms. Sun served as an independent financial adviser and assisted in the fundraising efforts of HoloMatic Technology Ltd., a start-up company that is developing Level 3 automatic driving by co-developing hardware and software with mainstream Chinese OEMs. From June 2016 to December 2017, Ms. Sun served as Vice President of Investor Relations of BAIC Motor Corporation Limited (“BAIC Motor”), a Hong Kong Stock Exchange-listed company. BAIC Motor is an OEM affiliate of Beijing Automotive Group Co., Ltd., a Fortune Global 500 conglomerate. Ms. Sun also served as the Secretary of the board of directors of BAIC Motor from September 2016 to September 2017. Prior to that, Ms. Sun held several leadership roles at various Chinese companies, including at a Chinese internet company, a global media group listed on The Nasdaq Stock Market LLC, and a Chinese telecom operator. Ms. Sun graduated with a bachelor’s degree in International Financial Law from Dalian Maritime University. She also has a Board of Directors Secretary Certificate issued by the Shanghai Stock Exchange and a Fund Qualification Certificate issued by the Asset Management Association of China.

In connection with their appointments, Ms. Sun is expected to enter into an indemnity agreement with the Company on the same terms as the indemnity agreements entered into by the directors and executive officers of the Company at the time of the Company’s July 2021 business combination with Property Solutions Acquisition Corp.

Item 7.01. Regulation FD Disclosure

A copy of the Company’s press release announcing Mr. Chen’s and Ms. Sun’s appointments to the Board described in Item 5.02 is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
10.1	Letter Agreement, dated December 28, 2022, by and among Faraday Future Intelligent Electric Inc., Senyun International Ltd. and FF Simplicity Ventures LLC.
99.1	Press Release dated December 29, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Faraday Future Intelligent Electric Inc.

Date: December 29, 2022	By:	/s/ Yun Han
	Name:	Yun Han
	Title:	Interim Chief Financial Officer

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